Wyoming Secretary of State
Herschler Building East, Suite 101
122 W 25th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Email: Business@wyo.gov

WY Secretary of State
FILED: 07/05/2023 02:12 PM
Original ID: 2021-001011771
Amendment ID: 2023-004268727

Profit Corporation
Articles of Amendment

1. Corporation name:
(Name must match exactly to the Secretary of State's records.)

General Enterprise Ventures, Inc.

2. Article number(s) 10 is amended as follows:
***See checklist below for article number information.**

The Company is authorized to issue 1,015,000,000 shares, of which 1,000,000,000 shares shall be common stock with a par value of $0.0001, and 15,000,000 shares shall be preferred stock with a par value of $0.0001.

3. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself which may be made upon facts objectively ascertainable outside the articles of amendment.

4. The amendment was adopted on 06/29/2023
(Date – mm/dd/yyyy)

5. Approval of the amendment: *(Please check **only one** appropriate field to indicate the party approving the amendment.)*

- [x] **Shares were *not* issued** and the board of directors or incorporators have adopted the amendment.

OR

- [ ] **Shares were issued** and the board of directors have adopted the amendment *without shareholder approval*, in compliance with W.S. 17-16-1005.

OR

- [ ] **Shares were issued** and the board of directors have adopted the amendment *with shareholder approval*, in compliance with W.S. 17-16-1003.

Signature: Michele Goodrich
(May be executed by Chairman of Board, President or another of its officers.)

Date: 06/29/2023
(mm/dd/yyyy)

Print Name: Michele Goodrich

Title: Registered Agent

Contact Person: Michele Goodrich

Daytime Phone Number: (307) 214-6121

Email: greatweststates@gmail.com

***(An email address is required.** Email(s) provided will receive important reminders, notices and filing evidence.)*

Checklist

- [ ] ***Filing Fee: $60.00*** **Make check or money order payable to Wyoming Secretary of State.**
- [ ] **Processing time is up to 15 business days** following the date of receipt in our office.
- [ ] *Refer to original articles of incorporation to determine the specific article number being amended or use the next number in sequence if you are adding an article. ***Article number(s) is not the same as the filing ID number.***
- [ ] Please mail with payment to the address at the top of this form. **This form cannot be accepted via email.**
- [ ] Please review the form prior to submission. **The Secretary of State's Office is unable to process incomplete forms.**

Wyoming Secretary of State
Herschler Building East, Suite 101
122 W 25th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Email: Business@wyo.gov

WY Secretary of State
FILED: 10/21/2021 08:19 AM
Original ID: 2021-001011771
Amendment ID: 2021-003453790

Profit Corporation
Articles of Amendment

1. Corporation name:
(Name must match exactly to the Secretary of State's records.)

General Entertainment Ventures Inc.

2. Article number(s) 1 is amended as follows:
***See checklist below for article number information.**

General Entertainment Ventures Inc. shall be named General Enterprise Ventures, Inc.

3. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself which may be made upon facts objectively ascertainable outside the articles of amendment.

4. The amendment was adopted on 10/11/2021
(Date – mm/dd/yyyy)

RECEIVED
OCT 12 2021
SECRETARY OF STATE
WYOMING

5. Approval of the amendment: *(Please check **only one** appropriate field to indicate the party approving the amendment.)*

- [x] **Shares were *not* issued** and the board of directors or incorporators have adopted the amendment.

OR

- [ ] **Shares were issued** and the board of directors have adopted the amendment *without shareholder approval*, in compliance with W.S. 17-16-1005.

OR

- [ ] **Shares were issued** and the board of directors have adopted the amendment *with shareholder approval*, in compliance with W.S. 17-16-1003.

Signature: Michele Goodrich **Date:** 10/11/2021

(May be executed by Chairman of Board, President or another of its officers.) *(mm/dd/yyyy)*

Print Name: Michele Goodrich

Contact Person: Michele Goodrich

Title: Registered Agent

Daytime Phone Number: (307) 214-6121

Email: greatweststates@gmail.com

***(An email address is required.** Email(s) provided will receive important reminders, notices and filing evidence.)*

Checklist

- [ ] ***Filing Fee: $60.00*** Make check or money order payable to Wyoming Secretary of State.
- [ ] **Processing time is up to 15 business days** following the date of receipt in our office.
- [ ] *Refer to original articles of incorporation to determine the specific article number being amended or use the next number in sequence if you are adding an article. ***Article number(s) is not the same as the filing ID number.***
- [ ] Please mail with payment to the address at the top of this form. **This form cannot be accepted via email.**
- [ ] Please review the form prior to submission. **The Secretary of State's Office is unable to process incomplete forms.**

STATE OF WYOMING
Office of the Secretary of State

I, EDWARD A. BUCHANAN, Secretary of State of the State of Wyoming, do hereby certify that the filing requirements for the issuance of this certificate have been fulfilled.

CERTIFICATE OF NAME CHANGE

Current Name: **General Enterprise Ventures, Inc.**
Old Name: **General Entertainment Ventures Inc.**

I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this **21st** day of **October**, **2021**

Secretary of State

By: Victoria Buckendorf

Filed Date: 10/21/2021